Exhibit 23



                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Puget Sound Energy, Inc. (formerly Puget Sound Power & Light Company) on Form S-3 (File Nos. 33-26818 and 33-53056) and Form S-8 (Nos. 33-27396 and
333-23393) of our report dated February 12, 1997, on our audits of the consolidated financial statements and financial statement schedule of Puget Sound Energy, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.

                            Coopers & Lybrand

Seattle, Washington
March 21, 1997